Exhibit 99.1

JoS. A. Bank Clothiers Reports 26% Increase in Profits

HAMPSTEAD, Md.--(BUSINESS WIRE)--December 2, 2009--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that net income for the third quarter of fiscal year 2009, as compared to the third quarter of fiscal year 2008, increased 26% to $11.7 million. Earnings per share for the third quarter of fiscal year 2009 increased 26% to $0.63 per share, as compared to $0.50 per share for the third quarter of fiscal year 2008. Total sales for the third quarter of fiscal year 2009 increased 8.1% to $161.3 million from $149.3 million in the third quarter of fiscal year 2008, while comparable store sales increased 3.3% and Direct Marketing sales increased 21.2%. The third quarter of fiscal year 2009 ended October 31, 2009; the third quarter of fiscal year 2008 ended November 1, 2008.

“Despite the continued pressure we are facing from the difficult national economy, our business model is performing very well,” commented R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. “With this quarter’s results, we have achieved earnings growth in 32 of the past 33 quarters when compared to the respective prior year periods, including 14 quarters in a row,” continued Mr. Black.

Comparing the first nine months of fiscal year 2009 with the first nine months of fiscal year 2008, net income increased 27% to $35.7 million, as compared to $28.0 million and earnings per share increased 27% to $1.93 per share, as compared to $1.52 per share. Total sales for the first nine months of fiscal year 2009 increased 9.7% to $491.0 million from $447.4 million for the first nine months of fiscal year 2008 while comparable store sales increased 4.6% and Direct Marketing sales increased 7.4%.

A conference call to discuss the third quarter of fiscal year 2009 earnings will be held Thursday, December 3, 2009 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 888-781-3339 or (International) 703-546-4240 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on December 3, 2009 until December 10, 2009 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 125369. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

All earnings per share amounts in this news release represent diluted earnings per share.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 474 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

The Company’s statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company’s control that can affect the Company’s operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company’s growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company’s marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company’s business or future financial results are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 and the Company’s subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company’s assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC.
Condensed Consolidated Balance Sheets
(In Thousands)

	January 31, 2009	October 31, 2009
	(Audited)	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$122,875	$41,914
Short-term investments	-	64,879
Accounts receivable, net	7,404	13,253
Inventories:
Finished goods	199,886	241,705
Raw materials	9,356	10,149
Total inventories	209,242	251,854
Prepaid expenses and other current assets	17,776	17,557

Total current assets	357,297	389,457

NONCURRENT ASSETS:
Property, plant and equipment, net	133,588	128,439
Other noncurrent assets	481	746
Total assets	$491,366	$518,642

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$29,774	$33,695
Accrued expenses	74,792	63,901
Deferred tax liability – current	6,604	6,760
Total current liabilities	111,170	104,356

NONCURRENT LIABILITIES:
Deferred rent	54,743	53,259
Deferred tax liability – noncurrent	2,605	2,249
Other noncurrent liabilities	1,035	1,175
Total liabilities	169,553	161,039

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock	182	182
Additional paid-in capital	82,951	83,046
Retained earnings	238,668	274,363
Accumulated other comprehensive income	12	12
Total stockholders’ equity	321,813	357,603
Total liabilities and stockholders’ equity	$491,366	$518,642

Note: The foregoing audited and unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Financial Statements (as of January 31, 2009 and October 31, 2009) and do not include the Notes, which are an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2009 and the Annual Report on Form 10-K for the fiscal year ended January 31, 2009, which were filed with the Securities and Exchange Commission on December 2, 2009 and April 8, 2009, respectively.

JOS. A. BANK CLOTHIERS, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Information)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 1, 2008	October 31, 2009	November 1, 2008	October 31, 2009

Net sales	$149,274	$161,309	$447,412	$490,969

Cost of goods sold	54,980	60,502	166,900	188,531

Gross profit	94,294	100,807	280,512	302,438

Operating expenses:
Sales and marketing, including occupancy costs	66,209	67,450	193,773	200,079
General and administrative	14,231	14,043	41,269	43,514
Total operating expenses	80,440	81,493	235,042	243,593

Operating income	13,854	19,314	45,470	58,845

Other income (expense):
Interest income	169	101	793	262
Interest expense	(103)	(93)	(289)	(301)
Total other income (expense)	66	8	504	(39)

Income before provision for income taxes	13,920	19,322	45,974	58,806
Provision for income taxes	4,621	7,594	17,975	23,111

Net income	$9,299	$11,728	$27,999	$35,695

Per share information:
Earnings per share:
Basic	$0.51	$0.64	$1.54	$1.95
Diluted	$0.50	$0.63	$1.52	$1.93
Weighted average shares outstanding:
Basic	18,215	18,292	18,194	18,291
Diluted	18,461	18,532	18,433	18,518

Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our unaudited Condensed Consolidated Financial Statements for the three and nine months ended November 1, 2008 and October 31, 2009 and do not include the Notes, which are an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2009, which was filed with the Securities and Exchange Commission on December 2, 2009.

JOS. A. BANK CLOTHIERS, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Nine Months Ended
	November 1, 2008	October 31, 2009

Cash flows from operating activities:
Net income	$27,999	$35,695
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	15,394	16,533
Loss on disposals of property, plant and equipment	227	120
Increase (decrease) in deferred taxes	1,210	(200)
Net increase in operating working capital and other components	(57,434)	(57,730)

Net cash used in operating activities	(12,604)	(5,582)

Cash flows from investing activities:
Capital expenditures	(26,888)	(10,595)
Proceeds from disposal of fixed assets	197	-
Purchases of short-term investments	-	(64,879)

Net cash used in investing activities	(26,691)	(75,474)

Cash flows from financing activities:
Income tax benefit from exercise of stock options	528	57
Net proceeds from exercise of stock options	1,137	38

Net cash provided by financing activities	1,665	95

Net decrease in cash and cash equivalents	(37,630)	(80,961)

Cash and cash equivalents – beginning of period	82,082	122,875

Cash and cash equivalents – end of period	$44,452	$41,914

Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our unaudited Condensed Consolidated Financial Statements for the nine months ended November 1, 2008 and October 31, 2009 and do not include the Notes, which are an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2009, which was filed with the Securities and Exchange Commission on December 2, 2009.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com